Exhibit 10.1
Execution Version
FIRST AMENDMENT TO THE
OMNIBUS AGREEMENT
This First Amendment (this “Amendment”) to the Omnibus Agreement (the  “Omnibus Agreement”) by and among Phillips 66 Company (“Company”), on behalf of itself and the other Phillips 66 Entities (as defined in the Omnibus Agreement), Phillips 66 Pipeline LLC (“Pipeline”), Phillips 66 Partners LP (the “Partnership”), Phillips 66 Partners Holdings LLC (“Holdings”), Phillips 66 Carrier LLC (“Carrier”) and Phillips 66 Partners GP LLC (the “General Partner”) is dated as of the 28th day of February 2014.
WHEREAS, the Effective Date of the Omnibus Agreement was July 26, 2013; and
WHEREAS, the Parties seek to amend the Omnibus Agreement to include certain assets that, by and among Company, the Partnership and the General Partner (such assets, the “2014 Contributed Assets”).
NOW THEREFORE, for and in consideration of the forgoing, the mutual covenants, terms and conditions of the Agreement, as amended by this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Omnibus Agreement.

2.	Section 1.01(aaa) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:
“(aaa) “Services” means (a) the operational and administrative support services that Company and its Affiliates have traditionally provided in connection with the Assets, including the services listed on Schedule III to this Agreement, and (b) any other operational and administrative support services that the Parties mutually agree will be provided by Company and its Affiliates from time to time in support of the Assets and any other assets acquired or developed by the Partnership Group (including the 2014 Contributed Assets).”

3.	Section 4.01(a) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

“(a) Company agrees to provide, and agrees to cause its Affiliates to provide, on behalf of the General Partner and for the Partnership Group's benefit, the Services. As consideration for the Services, the Partnership will pay Company an operational and administrative support fee of $2,302,300.00 per Month (as adjusted pursuant to Section 4.01(b) and (c), the “Operational and Administrative Support Fee”), payable without discount no later than the 21st Day of the Month in which Services are rendered, provided that if such Day is not a Business Day, then the Partnership shall pay such amount without interest on the next Business Day. If the Effective Date is any day other than the first day of a Month, or if this Agreement is terminated on any day other than the last day of a Month, then the Operational and Administrative Support Fee for the relevant Month shall be prorated based on the ratio of the number of days in the relevant partial Month to the number of days in the relevant full Month.”

4.	Section 4.01(c) of the Omnibus Agreement is hereby amended and restated in its entirety as follows:

“(c)    From time to time:

(i)
the Partnership will have the right to submit to Company a proposal to reduce the Operational and Administrative Support Fee if the Partnership believes, in good faith, that the prospective value of the Services to be performed by Company and its Affiliates for the benefit of the Partnership Group will be less than the Operational and Administrative Support Fee in effect at such time; and

(ii)
Company will have the right to submit to the Partnership a proposal to increase the Operational and Administrative Support Fee if Company believes, in good faith, that the prospective cost of the Services to be performed by Company and its Affiliates for the benefit of the Partnership Group (including costs incurred by reason of the Partnership's acquisition or development of assets or changes in the complexity of the Partnership's operations) will exceed the Operational and Administrative Support Fee in effect at such time.

If either Party submits such a proposal to the other Party, both Parties will negotiate in good faith to determine if the Operational and Administrative Support Fee should be changed and, if so, the amount of such change. If the Parties agree that the Operational and Administrative Support Fee should be changed, then the Operational and Administrative Support Fee shall be changed as of the first day of the Month following such agreement.”

5.	This Amendment shall be effective as of March 1, 2014.

6.	Except as expressly set forth herein, all other terms and conditions of the Omnibus Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment as of the date first above written.

PHILLIPS 66 COMPANY
By:	/s/ T.G. Taylor
T.G. Taylor
Executive Vice President, Commercial, Marketing, Transportation and Business Development

PHILLIPS 66 PIPELINE LLC
By:	/s/ C.L. Brooks
C.L. Brooks
Vice President

PHILLIPS 66 PARTNERS LP
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS GP, LLC
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC, Sole Member of Phillips 66 Carrier LLC
By:	Phillips 66 Partners LP, Sole Member of Phillips 66 Partners Holdings LLC
By:	Phillips 66 Partners GP, LLC, General Partner of Phillips 66 Partners LP
By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer

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